As Filed with the Securities and Exchange Commission on February 22, 2008
 Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
 SECURITIES ACT OF 1933

CARDIOTECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3186647
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

229 Andover Street, Wilmington, Massachusetts 01887
 (Address of Principal Executive Offices) (Zip Code)

CardioTech International, Inc.
Nonqualified Stock Option Agreement
By and Between CardioTech International, Inc. and Eric G. Walters
Dated October 3, 2005
 (Full title of the plan)

Michael F. Adams	Copy to:
Chief Executive Officer and President	David Dryer, Esq.
CardioTech International, Inc.	Seyfarth Shaw LLP
229 Andover Street	Two Seaport Lane, Suite 300
Wilmington, MA 01887	Boston, MA 02210
(978) 657-0075	(617) 946-4800
(Name, address, telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title Of Securities	Amount to be	offering price per	aggregate offering	Amount of
To Be Registered	registered(1)	share(2)	price(2)	Registration Fee
Common Stock $.001 par value	200,000 (2)	$0.82	$164,000	$6.45

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐                                                                                                                     Accelerated filer  ☐

Non-accelerated filer  ☐ (Do not check if a smaller reporting company)                                     Smaller reporting company  ☒

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the employee benefit plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the American Stock Exchange on February 15, 2008.

EXPLANATORY NOTE
Included on the immediately following pages is a "reoffer prospectus." The reoffer prospectus is filed as part of this Registration Statement on Form S-8 and has been prepared in accordance with the requirements of Part I of Form S-3.  It may be used for reoffers of common stock defined as "control securities" under Instruction C to Form S-8 acquired by "affiliates" (as the term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended) pursuant to the exercise of stock options granted pursuant to the CardioTech International, Inc. Nonqualified Stock Option Agreement by and between CardioTech International, Inc. and Eric G. Walters dated October 3, 2005.

PROSPECTUS

CARDIOTECH INTERNATIONAL, INC.

200,000 SHARES
COMMON STOCK
____________________

The person listed as our selling stockholder in this prospectus is offering and selling up to 200,000 shares of our common stock.  We will issue these shares of our common stock to such selling stockholder upon the exercise of options previously granted to the selling stockholder on October 3, 2005.  All net proceeds from the sale of the shares of common stock offered by this prospectus will go to the selling stockholder.  We will not receive any proceeds from such sales.

The selling stockholder may offer the shares of common stock through public or private transactions, in the over-the-counter markets or on any exchanges on which our common stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The selling stockholder may engage brokers or dealers who may receive commissions or discounts from the selling stockholders. We will pay substantially all of the expenses incident to the registration of such shares, except for the selling commissions.

Our common stock is listed on The American Stock Exchange under the symbol "CTE." The closing price of our common stock as reported on The American Stock Exchange on February 15, 2008, was $0.85 per share.

Investment in our common stock involves certain risks, including those described in our amended annual report on Form 10-K/A for the fiscal year ended March 31, 2007. You should consider such risk factors before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2008

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

i

INFORMATION ABOUT THE COMPANY

Overview

We are a medical device company that designs, develops, manufactures and sells innovative products and materials for the treatment of cardiovascular, orthopedic, oncological, urological and other diseases.  Our business model calls for leveraging our technological and manufacturing expertise in order to expand our royalty, development and license fee income, develop next generation polymers and manufacture new and complex medical devices.  We are focused on developing and marketing polymers that can be used in products that are designed to reduce risk, trauma, cost and surgical procedure time.

History

We were incorporated in Massachusetts in 1993 as a subsidiary of PolyMedica Corporation (“PMI”).  In June 1996, PMI distributed all of the shares of CardioTech’s common stock, par value $0.01 per share, which PMI owned, to PMI stockholders of record.  Our materials science technology is principally based upon the ChronoFlex proprietary polymers which represent our core technology.

In July 1999, we acquired the assets of Tyndale-Plains Hunter, Ltd., a manufacturer of specialty hydrophilic polyurethanes.

In July 1999, Dermaphylyx International, Inc. (“Dermaphylyx”), was formed by certain affiliates of CardioTech to develop advanced wound healing products.  Dermaphylyx was merged with and into CardioTech effective March 2004.  In June 2006, the Company’s Board of Directors decided to cease the operations of Dermaphylyx.  The net assets of Dermaphylyx were immaterial to us.

In April 2001, we acquired Catheter and Disposables Technology, Inc. (“CDT”).  CDT is an original equipment manufacturer and supplier of private-label advanced disposable medical devices from concept to finished packaged and sterilized products.  Our engineering services and contract manufacturing primarily operate through our CDT subsidiary.  Certain devices designed, developed and manufactured for customers by CDT include sensing, balloon and drug delivery catheters; disposable endoscopes; and in-vitro diagnostic and surgical disposables.

In April 2003, we acquired Gish Biomedical, Inc. (“Gish”), a manufacturer of single use cardiopulmonary bypass products having a disposable component.  Gish was sold on July 6, 2007.

In March 2004, we joined with Implant Sciences Corporation (“Implant”) to participate in the funding of CorNova.  CorNova was formed to develop a novel coronary drug eluting stent using the combined capabilities and technology of CorNova, Implant Sciences and CardioTech.  We own common stock of CorNova, representing an approximate 15% equity interest, based on the total outstanding preferred and common stock of CorNova.  Although CorNova is expected to incur future operating losses, we have no obligation to fund CorNova.

In October 2007, we completed our reincorporation from Massachusetts to Delaware.  Our Articles of Charter Surrender in Massachusetts and Certificate of Incorporation and Certificate of Conversion in Delaware were effective as of October 26, 2007.

We operate as one segment, medical device manufacturing and sales.

Technology and Intellectual Property

Our unique materials science strengths are embodied in our family of proprietary polymers.  We manufacture and sell our custom polymers under the trade names ChronoFilm, ChronoFlex, ChronoThane, ChronoPrene, HydroThane, and PolyBlend.  The ChronoFlex family of polymers has the potential to be marketed beyond our existing customer base.  Our goal is to fulfill the market’s need for advanced materials science capabilities, thereby enabling customers to improve devices that utilize polymers.  Our chemists continue to develop the ChronoFlex family of medical-grade polymers.  Conventional polymers are susceptible to degradation resulting in catastrophic failure of long-term implantable devices such as pacemaker leads.  ChronoFlex and ChronoThane polymers are designed to overcome such degradation and reduce the incidents of infections associated with invasive devices.

Key characteristics of our polymers are i) optional use as lubricious coatings for smooth insertion of a device into the body, ii) antimicrobial properties that are part of the polymer itself, and iii) mechanical properties, such as hardness and elasticity, sufficient to meet engineering requirements.  We believe our technology has wide application in increasing biocompatibility, drug delivery, infection control and expanding the utility of complex devices in the hospital and clinical environment.

We also manufacture and sell our proprietary HydroThane polymers to medical device manufacturers that are evaluating HydroThane for use in their products.  HydroThane is a thermoplastic, water-absorbing, polyurethane elastomer possessing properties which we believe make it well suited for the complex requirements of a variety of catheters.  In addition to its physical properties, we believe HydroThane exhibits an inherent degree of bacterial resistance, clot resistance and biocompatibility.  When hydrated, HydroThane has elastic properties similar to living tissue.

We also manufacture specialty hydrophilic polyurethanes that are primarily sold to customers as part of an exclusive arrangement.  Specifically, these customers are supplied tailored, patented hydrophilic polyurethanes in exchange for multi-year, royalty-bearing exclusive supply contracts.

The development and manufacture of our products are subject to good laboratory practices (“GLP”) and quality system regulations (“QSR”) requirements prescribed by the Food and Drug Administration (“FDA”) and other standards prescribed by the appropriate regulatory agency in the country of use.  There can be no assurance that we will be able to obtain or manufacture products in a timely fashion at acceptable quality and prices, that we or any suppliers can comply with GLP or the QSR, as applicable, or that we or such suppliers will be able to manufacture an adequate supply of products.  Our Minnesota facility is ISO 13485 certified.

ChronoFilm is a registered trademark of PMI. ChronoFlex is our registered trademark.  ChronoThane, ChronoPrene, HydroThane, and PolyBlend are our tradenames.  CardioPass is our trademark.

Employees

As of January 31, 2008, we had 22 full-time employees at our headquarters in Massachusetts of whom five were in production and the remaining in management, administrative, and marketing positions.

As of January 31, 2008, we had 41 full-time employees in Minnesota of whom seven are in contract research and development, 16 are in manufacturing and production, and 18 are in management, administrative, and marketing positions.

None of these employees are covered by a collective bargaining agreement and management considers its relations with its employees to be good.

WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and current reports with the Securities and Exchange Commission. You may read and copy any documents filed by us at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room of the Securities and Exchange Commission by calling the Securities and Exchange Commission at 1-800-SEC-0330. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s web site is: http://www.sec.gov. In addition, our common stock is listed on The American Stock Exchange under the symbol “CTE,” and similar information concerning us can be inspected and copied at The American Stock Exchange, 86 Trinity Place, New York, NY 10006. In addition, copies of our annual, quarterly, and current reports may be obtained from our website at http://www.cardiotech-inc.com. The information available on or through our website is not a part of this prospectus.

          We have filed with the Securities and Exchange Commission a registration statement on Form S-8 (of which this prospectus is a part) under the Securities Act of 1993, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission, or from its web site.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). These forward looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

                  The words "anticipate," "believe," "estimate," "expect," "intend," "will," "should" and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or using other similar expressions.

                  In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this prospectus. For example, we may encounter competitive, technological, financial and business challenges making it more difficult than expected to continue to develop and market our products; the market may not accept our existing and future products; we may not be able to retain our customers; we may be unable to retain existing key management personnel; and there may be other material adverse changes in our operations or business. Certain important factors affecting the forward-looking statements made herein also include, but are not limited to (i) continued downward pricing pressures in our targeted markets, (ii) the continued acquisition of our customers by certain of its competitors, and (iii) continued periods of net losses, which could require us to find additional sources of financing to fund operations, implement our financial and business strategies, meet anticipated capital expenditures and fund research and development costs. In addition, assumptions relating to budgeting, marketing, product development and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our marketing, capital expenditure or other budgets, which may in turn affect our financial position and results of operations. For all of these reasons, the reader is cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date hereof. We assume no responsibility to update any forward-looking statements as a result of new information, future events, or otherwise except as required by law. For further information you are encouraged to review our filings with the Securities and Exchange Commission, including our amended annual report on Form 10-K/A for the fiscal year ended March 31, 2007 and the risk factors beginning on page 12 of the Form 10-K/A.

USE OF PROCEEDS

We are registering the shares of our common stock offered by this prospectus for the account of the Selling Stockholder identified in the section of this prospectus entitled “Selling Stockholder.” All of the net proceeds from the sale of the common stock will go to the Selling Stockholder who may offer and sell his shares of such common stock.  We will not receive any part of the proceeds from the sale of such shares.

SELLING STOCKHOLDER

Eric G. Walter, our Vice President and Chief Financial Officer, is the sole Selling Stockholder of the 200,000 shares of our common stock that may be offered by this reoffer prospectus and will receive all of the net proceeds from the sale of his shares of our common stock offered hereby.  Mr. Walters may acquire the 200,000 shares of our common stock covered by this reoffer prospectus from time to time upon the exercise of options to purchase such shares.  These options were granted to Mr. Walters on October 3, 2005 as an inducement to and in connection with the commencement of his initial employment by us and were exemption from registration pursuant to Rule 701 of the Securities Act and were exempt from the stockholder approval requirements of The American Stock Exchange pursuant to Rule 711(a) of The American Stock Exchange Company Guide.  The options have an exercise price of $2.32 per share, the grant date fair market value, were fully vested upon issuance, and expire on October 3, 2015.

The following table presents certain information regarding the ownership of, or future rights to acquire, our common stock by Mr. Walters as of February 22, 2008. The number of shares of our common stock outstanding will not change as a result of the offering, nor will the number of shares owned or percentage of ownership of any persons other than Mr. Walters change as a result thereof. However, because Mr. Walters may offer from time to time all or some of his shares under this reoffer prospectus or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by Mr. Walters or that will be held by Mr. Walters after completion of the sales.

	Number of	Number of	Number of
	Shares Owned	Shares	Shares to Be
	Prior to	Registered	Owned After
Selling Stockholder	Offering(1)	Hereby	Offering(2)

Eric G. Walters	275,000	200,000	75,000
Vice President and Chief Financial Officer

(1)	Includes all shares of our common stock beneficially owned by Mr. Walters and all shares of common stock that may be acquired by Mr. Walters upon the exercise of vested stock options.

(2)	Assumes all shares registered under this prospectus will be sold.

PLAN OF DISTRIBUTION

The Selling Stockholder may resell under this Prospectus Supplement up to 200,000 shares of our common stock that may be acquired by the Selling Stockholder upon the exercise of vested stock options. The Selling Stockholder may sell the shares from time to time and may also decide not to sell all the shares he is permitted to sell under this prospectus. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholder may effect such transactions by selling the shares to or through broker-dealers. Subject to the restrictions described in this prospectus, the shares of our common stock being offered under this prospectus may be sold from time to time by the Selling Stockholder in any of the following ways:

•                  our common stock may be sold through a broker or brokers, acting as principals or agents. Transactions through broker-dealers may include block trades in which brokers or dealers will attempt to sell our common stock as agent but may position and resell the block as principal to facilitate the transaction. Our common stock may be sold through dealers or agents or to dealers acting as market makers. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchase of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions);

•                  our common stock may be sold on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, in the over-the-counter market, or in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

• our common stock may be sold in private sales directly to purchasers.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in the resales.

Subject to any applicable restrictions under Section 16(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Selling Stockholder may enter into hedging transactions with broker-dealers in connection with distributions of shares or otherwise.  In such transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder also may sell shares short and redeliver shares to close out such short positions. The Selling Stockholder may enter into option or other transactions with broker-dealers, which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. In addition, any shares of the Selling Stockholder covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The shares may be sold by the Selling Stockholder only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exception from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholder. We will make copies of this prospectus available to the Selling Stockholder and have informed him of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

The Selling Stockholder may pledge or grant a security interest in some or all of the shares of common stock that he owns and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

• the name of the participating broker-dealer(s);

• the number of shares involved;

• the price at which such shares were sold;

• the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

• that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

• other facts material to the transaction.

We will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sales of the shares.

DESCRIPTION OF OUR COMMON STOCK

              Set forth below is a description of our common stock, par value $.001 per share. The following description of our common stock is a summary and is subject to and qualified by the applicable provisions of our certificate of incorporation, our bylaws and the relevant provisions of the laws of the State of Delaware.

General

We are currently authorized to issue up to 50,000,000 shares of common stock.  As of January 31, 2008, 21,067,313 shares of our common stock were issued and outstanding, 500,000 shares of common stock were reserved future issuance under our  Employee Stock Purchase Plan, and 6,781,959 unissued shares of common stock were reserved for future issuance under other equity compensation plans and arrangements, leaving approximately 21,650,728 shares of common stock unissued and unreserved.  All shares of our common stock to be outstanding following this offering will be duly authorized, fully paid and non-assessable.  The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of our common stock.  Under Delaware law, stockholders generally are not liable for our debts or obligations.  Our certificate of incorporation does not authorize cumulative voting for the election of directors.  Subject to the rights of the holders of any class of our capital stock having any preference or priority over our common stock, the holders of shares of our common stock are entitled to receive dividends that are declared by the board of directors out of legally available funds.  In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in our net assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding.  Our common stock has no preemptive rights, conversion rights, redemption rights or sinking fund provisions, and there are no dividends in arrears or default.  All shares of our common stock have equal distribution, liquidation and voting rights, and have no preferences or exchange rights.  Our common stock currently is trading on The American Stock Exchange.

Stockholder Rights Plan

                     On January 25, 2008, our board of directors adopted a stockholder rights plan and declared a dividend of one preferred share purchase right for each outstanding share of common stock.  Each right entitles the holder, once the right becomes exercisable, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $.001 per share.  We issued these rights on February 8, 2008 to each stockholder of record on such date, and these rights attach to shares of common stock subsequently issued.  In the event of an unsolicited attempt to acquire us, the rights are intended to facilitate the full realization of stockholder value in us and the fair and equal treatment of all our stockholders.  The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors and could, therefore, have the effect of delaying or preventing someone from taking control of us, even if a change of control were in the best interest of our stockholders.

Holders of our preferred share purchase rights are generally entitled to purchase from us one one-thousandth of a share of Series A preferred stock at a price of $100.00, subject to adjustment as provided in the Rights Agreement. These preferred share purchase rights will generally be exercisable only if a person or group becomes the beneficial owner of 15 percent or more of our outstanding common stock or announces a tender offer for 15 percent or more of our outstanding common stock.  Each holder of a preferred share purchase right, excluding an acquiring entity or any of its affiliates, will have the right to receive, upon exercise, shares of our common stock, or shares of stock of the acquiring entity, having a market value equal to two times the purchase price paid for one one-thousandth of a share of Series A preferred stock.  The preferred share purchase rights expire on February 8, 2018, unless we extend the expiration date or in certain limited circumstances, we redeem or exchange such rights prior to such date.

Transfer Agent

                     American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus is being passed upon for us by Seyfarth Shaw LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of CardioTech International, Inc. appearing in CardioTech International, Inc.’s Annual Report (Form 10-K/A) for the year ended March 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

200,000 Shares
CardioTech International, Inc.
Common Stock

PROSPECTUS

February 22, 2008

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The documents listed below are hereby incorporated by reference into this Registration Statement:

(1)	Our amended annual report on Form 10-K/A for the fiscal year ended March 31, 2007, filed with the SEC on July 26, 2007 (File No. 001-11737);

(2)	Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the SEC on August 13, 2007 (File No. 001-11737);

(3)	Our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2007, filed with the SEC on November 14, 2007 (File No. 001-11737);

(4)	Our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2007, filed with the SEC on February 14, 2008 (File No. 001-11737);

(5)
Our Current reports on Form 8-K, as filed with the SEC on June 27, 2007 (excluding the portions that were “furnished” in accordance with SEC rules), July 10, 2007, July 13, 2007, August 14, 2007 (excluding the portions that were “furnished” in accordance with SEC rules), November 13, 2007 (excluding the portions that were “furnished” in accordance with SEC rules), December 21, 2007, January 29, 2008 and February 12, 2008 (excluding the portions that were “furnished” in accordance with SEC rules);

(6)	Our definitive proxy statement on Schedule 14A, relating to the annual meeting of stockholders held on October 16, 2007, filed with the SEC on August 30, 2007;

(7)	Our Certificate of Incorporation filed as Appendix C to our definitive proxy statement on Schedule 14A filed with the SEC on August 30, 2007;

(8)	Our Bylaws filed as Appendix D to our definitive proxy statement on Schedule 14A filed with the SEC on August 30, 2007; and

(9)	The description of our common stock contained in:

a.	Our registration statement on Form 8-A filed with the SEC on May 20, 1996; and

b.	Our registration statement on Form 8-A filed with the SEC on January 31, 2008.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and other documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any document, or any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a document or statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities.

                  Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Certificate of Incorporation currently provides that the Board of Directors has the authority to utilize, to the fullest extent possible, the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law (the “DGCL”), and our directors and officers are provided with the broadest available indemnification coverage. Such indemnification for our directors and officers is mandatory. The Certificate of Incorporation also expressly provides that the advancement of expenses is mandatory and not subject to the discretion of our Board of Directors, except that any of our directors or officers who request advancement must undertake to repay the advanced amounts if it is determined that such person is not entitled to be indemnified by us. Further, our Restated Certificate of Incorporation contains provisions to eliminate the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended from time to time.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation provides for such limitation of liability.

We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

Insofar as indemnification for liabilities arising under the Securities Act is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the SEC is of the opinion that such indemnification may contravene federal public policy, as expressed in said Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the SEC is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

              The following is a list of exhibits filed as a part of this Registration Statement which are incorporated herein:

Exhibit No.	Exhibit

3.1	Certificate of Incorporation of CardioTech International, Inc. (filed as Appendix C to our definitive proxy statement on Schedule 14A as filed on August 30, 2007 and incorporated herein by reference).

3.2	Bylaws of CardioTech International, Inc. (filed as Appendix D to our definitive proxy statement on Schedule 14A as filed on August 30, 2007 and incorporated herein by reference).

5.1*	Opinion of Seyfarth Shaw LLP.

10.1*	CardioTech International, Inc. Nonqualified Stock Option Agreement by and between CardioTech International, Inc. and Eric G. Walters dated October 3, 2005.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Wilmington, Commonwealth of Massachusetts, on this 22nd day of February, 2008.

CARDIOTECH INTERNATIONAL, INC.
By:	/s/ Michael F. Adams Michael F. Adams Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael F. Adams and Eric G. Walters, or any one of them, his attorneys-in-fact and agents, each with full power of substitution and re-substitution for him in any and all capacities, to sign any or all amendments or supplements to this registration statement on Form S-8, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments, and granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael F. Adams Michael F. Adams	Chief Executive Officer, President and Director (Principal Executive Officer)	February 22, 2008
/s/ Eric G. Walters Eric G. Walters	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2008
/s/ William J. O’Neill, Jr. William J. O’Neill, Jr.	Chairman of the Board	February 22, 2008
/s/ Anthony J. Armini Anthony J. Armini	Director	February 22, 2008
/s/ Michael A. Barretti Michael A. Barretti	Director	February 22, 2008
/s/ Jeremiah E. Dorsey Jeremiah E. Dorsey	Director	February 22, 2008

INDEX TO EXHIBITS

Exhibit No.	Exhibit

3.1	Certificate of Incorporation of CardioTech International, Inc. (filed as Appendix C to our definitive proxy statement on Schedule 14A as filed on August 30, 2007 and incorporated herein by reference).

3.2	Bylaws of CardioTech International, Inc. (filed as Appendix D to our definitive proxy statement on Schedule 14A as filed on August 30, 2007 and incorporated herein by reference).

5.1*	Opinion of Seyfarth Shaw LLP.

10.1*	CardioTech International, Inc. Nonqualified Stock Option Agreement by and between CardioTech International, Inc. and Eric G. Walters dated October 3, 2005.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.